Exhibit 3.3


STATE OF TEXAS       S
                     S
COUNTY OF HIDALGO    S


                           ARTICLES OF INCORPORATION,
                                CLOSE CORPORATION

                                   ARTICLE ONE

                  The name of the corporation is MANITOWOC BOOM TRUCKS, INC.

                                   ARTICLE TWO

                  The period of its duration is perpetual.

                                  ARTICLE THREE

                  The purpose for which the corporation is organized is the transaction of any or all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

                  The aggregate number of shares which the corporation shall have authority to issue is ONE THOUSAND AND NO/100THS of no par value.

                                  ARTICLE FIVE

                  This corporation is a close corporation.

                                   ARTICLE SIX

                  The corporation will not commence business until it has received for the issuance of shares consideration of the value of ONE THOUSAND DOLLARS consisting of money, labor done or property actually received.

                                  ARTICLE SEVEN

                  The street address of its registered offices is c/o CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation System.

                                  ARTICLE EIGHT

                  The business affairs of the corporation are to be managed by a board of directors.
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                  There will be three initial directors. Their name and address are:

         NAMES                                      ADDRESSES
         -----                                      ---------

John D. West (Chairman of the Board)     500 S. 16th St., Manitowoc, WI  54220
P. Ralph Helm                            500 S. 16th St., Manitowoc, WI  54220
Frank E. Stevens                         500 S. 16th St., Manitowoc, WI  54220

                                  ARTICLE NINE

                  The name and address of the incorporator is ALLEN E. SMITH, 1111 McAllen State Bank Tower, McAllen, Texas 78501.